Exhibit 99.1

Verano Announces the Opening of Three New MÜV Locations, Highlighting the Company’s Ongoing Retail Expansion Across Florida

●	In 2022, Verano has opened 15 new MÜV locations in Florida, underscoring the Company’s continued retail expansion across the state
●	The openings of MÜV Auburndale, Jacksonville and Titusville extend Verano’s retail footprint to 59 stores across Florida
●	Verano’s active operations span 13 states, comprised of 114 dispensaries and 13 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, September 1, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the Company will host grand openings for three new MÜV retail locations in Florida on September 2: MÜV Auburndale, Jacksonville and Titusville. MÜV dispensaries are open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m.

MÜV Auburndale is located at 2093 U.S. 92 in Auburndale and is the third MÜV dispensary in Polk County.

MÜV Jacksonville Skymarks is located at 725 Skymarks Drive in Jacksonville, adjacent to the River City Marketplace shopping mall and just over three miles from Jacksonville International Airport.

MÜV Titusville is located at 4520 South Washington Avenue in Titusville, based in Florida’s “Space Coast,” a popular tourist destination, and less than 10 miles from the Kennedy Space Center.

“With the opening of 15 new locations across Florida, 2022 has been a truly historic year of growth for MÜV,” said John Tipton, President of Verano. “With the opening of these three new locations in Auburndale, Jacksonville and Titusville, we’re excited to invite medical cannabis patients to learn more about our signature retail experience and premium cannabis products. Our passionate cannabis advisors look forward to welcoming members of Florida’s medical cannabis community at these new dispensaries, and additional MÜV locations we plan to open throughout the remainder of 2022 and beyond.”

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve flower line. The Company also offers one-on-one virtual and in-store consultations at no cost to the patient and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

For more information about MÜV medical cannabis dispensaries, visit muvfl.com.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 13 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s registration statement on Form 10, as amended, and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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